UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2004

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia		23430
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

The Registrant’s Board of Directors adopted the Smithfield Foods, Inc. 2004 Non-Employee Director Deferral Plan (the “Plan”) effective September 1, 2004. The Plan allows non-employee directors to defer receipt of a portion or all of the retainer and meeting fees the Registrant provides for Board services and receive such retainer and meeting fees in the future as shares of the Registrant’s common stock. The Plan is intended to promote a greater identity of interests between the Registrant’s directors and its shareholders, and to attract and retain directors by affording them an opportunity to share in the future successes of the Registrant. The maximum number of shares of the Registrant’s common stock reserved and available for use under the Plan is 100,000 shares (subject to adjustment in accordance with the provisions of the Plan). The Registrant currently intends to acquire the shares of the Registrant’s common stock for the Plan through market acquisitions. The shares of the Registrant’s common stock accumulated by a non-employee director under the Plan will be distributed in accordance with the Plan once such non-employee director ceases to be a director of the Registrant. A copy of the Plan is attached hereto as Exhibit 99.1 to this report and the information contained therein is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibit 99.1 Smithfield Foods, Inc. 2004 Non-Employee Director Deferral Plan, effective September 1, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: September 8, 2004	/s/ Daniel G. Stevens
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit 99.1         Smithfield Foods, Inc. 2004 Non-Employee Director Deferral Plan, effective September 1, 2004.

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